UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): July 29, 2020 (July 23, 2020)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

5400 North Grand Blvd., Suite 300, Oklahoma City, OK 73112

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 23, 2020, management of Panhandle Oil and Gas Inc. (the “Company”) concluded, and the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) concurred, that the Company’s previously-issued unaudited financial statements as of and for the three- and six-month periods ended March 31, 2020, which were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, originally filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2020 (the “Original Filing”), should no longer be relied upon due to material misstatements.

During the process of collecting receivables recorded in the oil, NGL and natural gas revenue accrual as of March 31, 2020, the Company identified a misstatement of approximately $705,000 attributable to errors in identifying ownership interests in wells, resulting in an overstatement of the Company’s net revenue interest in three wells.  As a result of the overstatement in revenue, refundable income taxes and deferred income taxes were misstated by approximately $176,000 and $47,000, respectively.  Oil, NGL and natural gas sales, transportation, gathering and marketing, production taxes and benefit for income taxes were misstated by approximately $765,000, $30,000, $31,000 and $223,000, respectively, for the three and six months ended March 31, 2020. This error also impacted the Company’s net income (loss) for the period. The misstatements were related to the non-recurring revenue accruals discussed in the quarter ended March 31, 2020, and do not affect cash flow from operations, debt and cash balances for the three- and six-month periods ended March 31, 2020.

In the course of the Company’s evaluation of the error, management determined that its internal controls had not been effectively designed to ensure the completeness and accuracy of oil, NGL and natural gas sales receivable and oil, NGL and natural gas sales recorded for the three and six months ended March 31, 2020.  Specifically, the Company determined that it did not have adequate controls for validating revenue interest in new wells, which led to the misstatement of oil, NGL and natural gas sales for the three and six months ended March 31, 2020.

In light of the misstatements described above, the Company has reassessed its conclusions regarding its disclosure controls and procedures as of March 31, 2020.  As a result, the Company has determined that a material weakness in internal control over financial reporting existed as of March 31, 2020, and consequently that the Company’s disclosure controls and procedures as of March 31, 2020, were not effective.  As such, the Company’s previous evaluation of its disclosure controls and procedures as of March 31, 2020, should no longer be relied upon.

To address the material weakness described above, the Company is assessing potential remedial actions relating to the Company’s internal controls, as well as additional procedures and process improvements, relating to the oil, NGL and natural gas revenue accrual process, and plans to implement such remedial actions prior to the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Upon filing this report on Form 8-K, the Company will promptly amend the Original Filing to:

•	restate the unaudited financial statements as of and for the three and six months ended March 31, 2020;
•	restate Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Part I, Item 2; and
•	restate the evaluation of disclosure controls and procedures included under Part I, Item 4.

The Company’s management and the Audit Committee have discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Company expects to file its Form 10-Q for the quarter ended June 30, 2020, on Thursday, August 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
President and Chief Executive Officer

DATE:	July 29, 2020